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                                      Exhibit 21.1

Subsidiaries of the Company

Company                            State of Incorporation
-------                            ----------------------

OLP Action, Inc.                        Michigan

OLP Arby's II                           South Carolina

OLP Iowa, Inc.                          Delaware

OLP Texas, Inc.                         Texas